Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Natural Alternatives International, Inc. (the “Company”) to be filed on or about March 8, 2021 of our report dated September 21, 2020, relating to our audit of the Company’s consolidated financial statements which appears in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2020, filed with the Securities and Exchange Commission.

/s/ Haskell & White

HASKELL & WHITE LLP

San Diego, California

March 8, 2021